                Proxy Statement Pursuant to Section 14(a) of the Securities
                                    Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /   Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                         The Immune Response Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

        2)      Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                ---------------------------------------------------------------

        4)      Proposed maximum aggregate value of transaction:

                ---------------------------------------------------------------

        5)      Total fee paid:

                ---------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

                ---------------------------------------------------------------

        2)      Form, Schedule or Registration Statement No.:

                ---------------------------------------------------------------

        3)     Filing Party:

                ---------------------------------------------------------------

        4)      Date Filed:

                ---------------------------------------------------------------

                                 [COMPANY LOGO]

                         THE IMMUNE RESPONSE CORPORATION
                                5935 DARWIN COURT
                               CARLSBAD, CA 92008
                                 (760) 431-7080

                                                                  April 23, 1999


Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders which will be held on May 25, 1999 at 9:00 a.m., at the offices of the Company, 5935 Darwin Court, Carlsbad, California.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to Harris Trust Company of California, our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

        A copy of the Company's Annual Report to Stockholders is also enclosed.

        The Board of Directors and Management look forward to seeing you at the meeting.

                                   Sincerely yours,



                                   Dennis J. Carlo
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         THE IMMUNE RESPONSE CORPORATION

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 1999

                              --------------------

        The Annual Meeting of Stockholders of The Immune Response Corporation (the "Company") will be held at the offices of the Company, 5935 Darwin Court, Carlsbad, California, on May 25, 1999, at 9:00 a.m., for the following purposes:

        1.      To elect two Class I directors.

        2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance.

        3. To consider and vote upon a proposal to amend and restate the 1989 Stock Plan of The Immune Response Corporation, the Company's employee stock plan.

        4. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors.

        5. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

        The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 5935 Darwin Court, Carlsbad, California, for ten days prior to the meeting.

        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

                                By order of the Board of Directors.



                                Rand P. Mulford
                                SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

April 23, 1999

                         THE IMMUNE RESPONSE CORPORATION

                              --------------------

                                 PROXY STATEMENT

                              --------------------

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Immune Response Corporation, a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, 5935 Darwin Court, Carlsbad, California, on May 25, 1999 and any adjournment thereof (the "Annual Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot or the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the two nominees for Class I director listed in this Proxy Statement and FOR the approval of Proposals 2, 3 and 4 described in the Notice of Annual Meeting and in this Proxy Statement.

        Stockholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 24,276,137 shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

        Any disabled stockholder or stockholder's representative may request reasonable assistance or accommodation from the Company in connection with the Annual Meeting by contacting The Immune Response Corporation, Investor Relations, 5935 Darwin Court, Carlsbad, California 92008 (760) 431-7080. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by May 10, 1999.

        Directors are elected by a plurality vote. Accordingly, the two director nominees who receive the most votes cast in their favor will be elected. Proposal 2 will be decided by affirmative vote of a majority of the outstanding shares of the Company. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

        The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies at a cost of approximately $30,000.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 23, 1999.

                                    IMPORTANT

        PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.


                              ELECTION OF DIRECTORS

        The Company has three classes of directors serving staggered three-year terms. Class I and Class III consist of three directors each and Class II consists of four directors. Two Class I directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting and until their respective successors shall have been elected and qualified or until such directors' earlier resignation, removal from office, death or incapacity. The terms of the Class II and Class III directors expire in 2000 and 2001, respectively. Currently one Class I director's seat, one Class II director's seat and one Class III director's seat are vacant and such seats will remain vacant following the Annual Meeting as the Nominating Committee has not yet identified suitable candidates for such seats. Shares represented by the enclosed proxy can not be voted for a greater number of persons than the number of nominees named.

        Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of James B. Glavin and Philip M. Young as Class I directors. Mr. Glavin and Mr. Young are currently members of the Board of Directors of the Company. Each of the nominees has been nominated as a Class I director by the Nominating Committee of the Company's Board of Directors. In the event either of such nominees becomes unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of the other nominee and such other nominee as the Board of Directors may select. The Board of Directors has no reason to believe that either such nominee will be unable or unwilling to serve. There are no family relationships among executive officers or directors of the Company.

        Set forth below is information regarding the nominees for Class I director and the continuing directors of Class II and Class III, principal occupations at present and for the past five years, certain directorships held by each, their ages as of March 31, 1999 and the year in which each became a director of the Company.

                         NAME AND PRINCIPAL OCCUPATION AT PRESENT      DIRECTOR
                        AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS       SINCE     AGE
                        ------------------------------------------     --------    ---
CLASS I

James B. Glavin         Chairman of the Board of Directors of the        1987       63
                        Company since May 1993, Chief Executive
                        Officer from April 1987 to September 1994,
                        President from October 1987 to September
                        1994, and Treasurer from April 1987 to May
                        1991; Chairman of the Board of Directors of
                        Smith Laboratories, Inc. ("Smith Labs"), a
                        medical products company, from September
                        1985 to May 1990 and Acting President and
                        Chief Executive Officer of Smith Labs from
                        September 1985 to August 1989; Director of
                        Gish Biomedical Inc., Inhale Therapeutic
                        Systems, Inc., Althea Technologies, Inc.,
                        AVANIR Pharmaceuticals and the Meridian
                        Fund.

                                     -2-

                         NAME AND PRINCIPAL OCCUPATION AT PRESENT      DIRECTOR
                        AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS       SINCE     AGE
                        ------------------------------------------     --------    ---
Philip M. Young         General Partner of U.S. Venture Partners, a      1987       59
                        venture capital company, since April 1990;
                        Director of Vical Incorporated, Zoran
                        Corporation, CardioThoracic Systems, Inc.,
                        3Dfx Interactive, Inc. and several privately
                        held companies.


CLASS II

Melvin Perelman, Ph.D.  Executive Vice President of Eli Lilly &          1996       68
                        Company and President of The Lilly Research
                        Laboratories from 1986 to 1993; Director of
                        Eli Lilly & Company from 1976 to 1993;
                        Director of Inhale Therapeutic Systems Inc.
                        and Cinergy Corporation.

John Simon, J.D.,       Managing Director of Allen & Company             1988       56
Ph.D.                   Incorporated, an investment banking company,
                        since 1972; Director of Neurogen
                        Corporation, Advanced Technical Products and
                        Realty Information Group.

William M. Sullivan     Chairman of the Board of Directors of the        1987       64
                        Company from March 1987 to May 1993;
                        Chairman of the Board of Sparta
                        Pharmaceuticals, Inc. from October 1991 to
                        March 1998 and President and Chief Executive
                        Officer from October 1991 to March 1996;
                        Chairman of the Board, President and Chief
                        Executive Officer of Burroughs Wellcome Co.,
                        a pharmaceutical company, from December 1981
                        to January 1986; Director of BioVentures,
                        Inc., ProCyte Corporation, Research
                        Corporation Technologies and Sparta
                        Pharmaceuticals, Inc.


CLASS III

Dennis J. Carlo, Ph.D.  President and Chief Executive Officer of the     1987       55
                        Company since September 1994, Chief
                        Scientific Officer from April 1987 to
                        September 1995, and Assistant Corporate
                        Secretary since October 1987, Chief
                        Operating Officer from April 1987 to
                        September 1994 and Executive Vice President
                        from October 1987 to September 1994; Vice
                        President of Research and Development and
                        Vice President of Therapeutic Manufacturing
                        at Hybritech Incorporated, a biotechnology
                        company that was acquired in March 1986 by
                        Eli Lilly & Company, a pharmaceutical
                        company, from January 1982 to May 1987;
                        Director of AVANIR Pharmaceuticals and Vyrex
                        Corporation.

                                     -3-

                         NAME AND PRINCIPAL OCCUPATION AT PRESENT      DIRECTOR
                        AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS       SINCE     AGE
                        ------------------------------------------     --------    ---
Kevin B. Kimberlin      Chairman of the Board of Spencer Trask &         1986       46
                        Co., an investment banking company, since
                        July 1991; Secretary of the Company from
                        November 1986 to September 1989; President
                        of St. James Capital Corp., an investment
                        company, from July 1991 to June 1994;
                        Director of Faroudja, Inc.

        The Board of Directors held 10 meetings during the year ended December 31, 1998. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve, other than Dennis J. Carlo and Melvin Perelman who attended 70% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

        The Board of Directors has appointed an Executive Committee, a Stock Option and Compensation Committee, an Employee Stock Option Committee, an Audit Committee and a Nominating Committee.

        The members of the Executive Committee are James B. Glavin, Dennis J. Carlo, John Simon and Philip M. Young. The Executive Committee held two meetings during 1998. Mr. Glavin missed one meeting. Subject to the ultimate direction and control of the Board of Directors, the Executive Committee's function is to exercise, with certain exceptions, all of the powers and authority of the Board in the management of the business and affairs of the Company.

        The members of the Stock Option and Compensation Committee are William M. Sullivan, Kevin B. Kimberlin and Melvin Perelman. The Stock Option and Compensation Committee held two meetings during 1998. The Stock Option and Compensation Committee's functions are to assist in the administration of, and grant options under, the 1989 Stock Plan and to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of the Company.

        The sole member of the Employee Stock Option Committee is Dennis J. Carlo. The Employee Stock Option Committee held 23 meetings during 1998. The Employee Stock Option Committee's functions are to assist in the administration of, and grant options under, the 1989 Stock Plan with respect to employees who are not officers or directors of the Company.

        The members of the Audit Committee are Kevin B. Kimberlin, John Simon and Philip M. Young. The Audit Committee held two meetings during 1998. Mr. Simon and Mr. Young each missed one meeting. The Audit Committee's functions are to review the scope of the annual audit, monitor the independent auditor's relationship with the Company, advise and assist the Board of Directors in evaluating the auditor's report, supervise the Company's financial and accounting organization and financial reporting and nominate for stockholder approval at the annual meeting, with the approval of the Board of Directors, a firm of certified public accountants whose duty it is to audit the financial records of the Company for the fiscal year for which it is appointed.

        The members of the Nominating Committee are William M. Sullivan and Philip M. Young. The Nominating Committee held one meeting during 1998. The Nominating Committee's function is to select and nominate individuals to fill vacancies in the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by securityholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS I DIRECTOR NOMINEES LISTED ABOVE.

           STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 31, 1999 as to shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each of the Company's directors and nominees for director, (iii) each of the Company's executive officers named in the Summary Compensation Table set forth herein and (iv) the Company's directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished, or filed with the Securities and Exchange Commission, by the respective individuals or entities, as the case may be.

                                                                       BENEFICIAL OWNERSHIP
                                                                          OF COMMON STOCK
                                                                     -------------------------
                                                                     NUMBER OF         PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER                       SHARES          OF CLASS
           ------------------------------------                      ---------        --------
Capital Guardian Trust Company(1)
   333 South Hope Street
   Los Angeles, CA 90071 ........................................... 1,433,600            5.9
Dennis J. Carlo(2)(3) ..............................................   854,910            3.5
James B. Glavin(4) .................................................   321,657            1.3
Kevin B. Kimberlin(5)(6)(7) ........................................ 2,148,787            8.8
Philip M. Young(8)(9) ..............................................   108,300              *
William M. Sullivan(5) .............................................    93,700              *
John Simon(10) .....................................................   105,000              *
Melvin Perelman(11) ................................................    25,000              *
Steven P. Richieri(12) .............................................   189,780              *
Steven W. Brostoff(13) .............................................   174,034              *
Paula Baxter Atkins(14) ............................................   106,053              *
All executive officers and directors as a group (11 persons)(15) ... 4,127,221           16.0

----------
*  Less than one percent.

(1) Based on its Schedule 13G dated February 8, 1999, Capital Guardian Trust Company ("CGTC") reported the beneficial ownership of 1,433,600 shares of Common Stock. The Schedule 13G states that CGTC has sole power to vote or direct the vote of 1,238,600 of such shares and sole power to dispose or direct the disposition of all 1,433,600 shares.

(2) Includes 46,453 held in trusts for the benefit of Dr. Carlo's family, as to which Dr. Carlo maintains shared voting and investment power and includes as outstanding 443,060 shares which Dr. Carlo may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(3) Does not include 256,410 shares which may be acquired pursuant to the exercise of warrants which have an exercise price of $14.00 and are callable by the Company if the stock trades at $28 or greater for 45 consecutive days.

(4) Includes as outstanding 302,500 shares which Mr. Glavin may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(5) Includes as outstanding 75,000 shares which Mr. Kimberlin and Mr. Sullivan may each acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(6) Includes 16,000 shares held by a trust as to which Mr. Kimberlin is trustee and over which he has sole voting and investment power. Also includes 35,000 shares owned by Mr. Kimberlin's wife, as to which he disclaims beneficial ownership.

(7) Does not include 1,794,871 shares which may be acquired pursuant to the exercise of warrants which have an exercise price of $14.00 and are callable by the Company if the stock trades at $28 or greater for 45 consecutive days.

(8) Includes as outstanding 75,000 shares which Mr. Young may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(9) Includes 2,000 shares held by Mr. Young as custodian for certain members of his family, as to which Mr. Young has sole voting and investment power and as to which Mr. Young disclaims beneficial ownership.

(10) Includes as outstanding 95,000 shares which Dr. Simon may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(11) Includes as outstanding 25,000 shares which Dr. Perelman may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(12) Includes as outstanding 188,180 shares which Mr. Richieri may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(13) Includes as outstanding 154,284 shares which Dr. Brostoff may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(14) Includes as outstanding 105,853 shares which Ms. Atkins may acquire within 60 days after March 31, 1999 pursuant to the exercise of options.

(15) Includes as outstanding an aggregate of 1,538,877 shares which may be acquired within 60 days after March 31, 1999 pursuant to the exercise of options. Also, includes 46,453 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have voting and investment power.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth the compensation for services provided to the Company in all capacities for the fiscal years ended December 31, 1996, 1997 and 1998, by those persons who were, respectively, at December 31, 1998 (i) the Company's Chief Executive Officer, (ii) the other three most highly compensated executive officers of the Company whose total annual salary and bonus for fiscal year 1998 exceeded $100,000 (the "Named Officers") and (iii) the Company's former Senior Vice President, Finance and Administration, Charles J. Cashion, who resigned effective December 11, 1998 and the Company's former Vice President, Research and Development, Fred C. Jensen, who remains an employee of the Company but resigned as an executive officer effective October 5, 1998.


                                 SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                            ANNUAL COMPENSATION                COMPENSATION
                               ----------------------------------------------  ------------
                                                                                  AWARDS
                                                                                -----------
                                                                   OTHER         SECURITIES   ALL OTHER
                                                                   ANNUAL        UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)  COMPENSATION ($)  OPTIONS (#)    ($)(1)
---------------------------     ----   ----------   ---------  ----------------  ----------- ------------
Dennis J. Carlo................ 1998    359,560       65,690     1,029,700(2)       60,000      11,746
   President and                1997    343,417       92,138            --          54,000      10,932
   Chief Executive Officer      1996    343,333           --            --         135,000      10,662

Steven P. Richieri............. 1998    201,187       49,116     1,005,044(4)       40,000       5,370
   Executive Vice President     1997    182,846       51,845            --          36,000       5,785
   and Chief Operating          1996    190,455           --            --          60,339       5,566
   Officer(3)

Steven W. Brostoff............. 1998    191,997       37,159       523,696(5)       40,000       7,220
   Vice President,              1997    177,859       45,122       356,521(6)       36,000       7,288
   Research and Development     1996    185,488        5,000            --          62,601       6,018

Paula Baxter Atkins............ 1998    115,835       23,557       540,411(7)       25,000       3,722
   Vice President,              1997    105,275       28,298       204,100(8)       22,500       3,622
   Administration               1996    110,109           --            --          39,199       3,508

Charles J. Cashion............. 1998    182,343       43,417       690,733(9)       40,000       5,101
   Former Senior Vice           1997    166,224       40,186            --          36,000       5,361
   President, Finance and       1996    173,855           --            --          60,340       5,257
   Administration, Chief
   Financial Officer,
   Secretary and Treasurer

Fred C. Jensen................. 1998    152,476       28,940       417,725(10)      25,000       2,500
   Former Vice President,       1997    145,454       30,389        20,792(11)      22,500       2,118
   Research and Development     1996    152,134           --            --          44,600       2,917

-----------------

(1) During fiscal year 1998, the Company made contributions under the 401(k) Plan for Dr. Carlo, Mr. Richieri, Dr. Brostoff, Dr. Jensen, Mr. Cashion and Ms. Atkins of $2,500, $2,500, $2,500, $2,500, $2,500 and $1,756,
        respectively; and made contributions under the Company's long-term disability insurance plan for Dr. Carlo, Mr. Richieri, Dr. Brostoff, Mr. Cashion and Ms. Atkins of $5,252, $2,155, $1,733, $1,509 and $1,348,
        respectively. The Company also funded a group term life insurance plan in excess of $50,000. Amounts added to compensation related to this plan for Dr. Carlo, Mr. Richieri, Dr. Brostoff, Mr. Cashion and Ms. Atkins were $3,994, $715, $2,987, $1092 and $618, respectively.

(2) Represents the aggregate difference between the purchase price and the fair market value of 90,000 shares of the Company's Common Stock purchased on June 17, 1998 and 15,000 shares of the Company's Common Stock purchased between December 1, 1998 and December 3, 1998.

(3) Mr. Richieri was appointed Chief Operating Officer as of January 5, 1998 and served as Chief Financial Officer and Treasurer from December 10, 1998 to March 2, 1999.

(4) Represents the aggregate difference between the purchase price and the fair market value of 102,150 shares purchased between October 27, 1998 and November 3, 1998.

(5) Represents the aggregate difference between the purchase price and the fair market value of 13,000 shares purchased on June 29, 1998 and an aggregate of 37,000 shares purchased between October 7, 1998 and November 5, 1998.

(6) Represents the aggregate difference between the purchase price and the fair market value of 40,000 shares of the Company's Common Stock purchased between October 9, 1997 and October 21, 1997.

(7) Represents the aggregate difference between the purchase price and the fair market value of 50,000 shares of the Company's Common Stock purchased on September 11, 1998 and 25,000 shares purchased on November 11, 1998.

(8) Represents the aggregate difference between the purchase price and the fair market value of 20,000 shares purchased between October 9, 1997 and October 14, 1997.

(9) Represents the aggregate difference between the purchase price and the fair market value of 67,200 shares purchased between November 2, 1998 and November 3, 1998.

(10) Represents the aggregate difference between the purchase price and the fair market value 0of 41,274 shares purchased on November 2, 1998.

(11) Represents the aggregate difference between the purchase price and fair market value of 1,900 shares of the Company's Common Stock purchased on December 6, 1997.

COMPENSATION OF DIRECTORS

        Outside directors of the Company receive $1,000 per month for their services as directors, plus an additional $1,000 for each Board meeting attended and $500 for each committee meeting attended in person or $250 for each committee meeting attended by telephone. Directors are reimbursed for their expenses for each meeting attended.

        Under the 1990 Directors' Stock Option Plan of The Immune Response Corporation (the "Directors' Plan"), directors who have never been employees of the Company receive options to purchase 25,000 shares of the Company's Common Stock upon election or appointment to the Board of Directors. These options have exercise prices equal to the fair market value of the Common Stock on the date of grant. They vest in four annual installments on each of the first four anniversaries of the date of grant and, if held for at least six months, vest in full upon the nonemployee director's retirement, death or disability. The Directors' Plan also provides that each nonemployee director will receive on the date of each Annual Meeting of the Stockholders an option to purchase 6,250 shares of the Company's Common Stock with a one-year vesting period. All options granted under the Directors' Plan also vest in the event the Company is subject to a change in control as defined in the Directors' Plan.

        On September 19, 1996, Mr. Glavin entered into a one-year consulting agreement with the Company, renewable at the Company's option, which replaced a previous consulting agreement entered into in 1994. Mr. Glavin's consulting agreement provided that Mr. Glavin would use reasonable efforts to furnish consulting services to the Company in return for an annual fee of $48,000. For consulting services rendered in 1998, Mr. Glavin was paid $48,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For the Company's fiscal year ended December 31, 1998, Messrs. Sullivan, Kimberlin, and Perelman served as the members of the Company's Compensation Committee. Mr. Sullivan was formerly the Chairman of the Board of Directors from March 1987 to May 1993. Mr. Kimberlin was formerly the Secretary of the Company from November 1986 to September 1989. None of the executive officers of the Company had any "interlock" relationship to report during the Company's fiscal year ended December 31, 1998.

CHANGE IN CONTROL ARRANGEMENTS

        The Company's 1989 Stock Plan provides that in the event of a merger or reorganization, the Company shall either continue outstanding options granted under the 1989 Stock Plan, or shall provide for the exchange of such options for a cash payment equal to the difference between the amount paid for one share under the terms of the merger or reorganization and the exercise price for each option, or shall accelerate the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee's consent. All options granted under the 1989 Stock Plan also vest in the event that the Company is subject to a change in control.

PENSION AND LONG-TERM INCENTIVE PLANS

        The Company has no pension or long-term incentive plans.

                                       STOCK OPTIONS

        The following tables summarize option grants to and exercises by the Company's Chief Executive Officer the Named Officers, the former Senior Vice President, Finance and Administration and the former Vice President, Research and Development during fiscal 1998, and the value of the options held by such persons at the end of fiscal 1998. The Company does not grant Stock Appreciation Rights.

                        OPTION GRANTS IN FISCAL YEAR 1998

                                             INDIVIDUAL GRANTS
                           ---------------------------------------------------------
                                            % OF TOTAL
                            NUMBER OF         OPTIONS        EXERCISE                    GRANT DATE VALUE
                            SECURITIES       GRANTED TO         OR                       ----------------
                            UNDERLYING        EMPLOYEES        BASE                          GRANT DATE
                             OPTIONS          IN FISCAL        PRICE       EXPIRATION          PRESENT
                           GRANTED(#)(1)       YEAR(2)       ($/SH)(3)       DATE(4)         VALUE($)(5)
                           -------------    -----------      ---------     ----------        -----------
Dennis J. Carlo ..........     60,000            8.52           10.06        1/21/08            492,346

Steven P. Richieri .......     40,000            5.68           10.06        1/21/08            328,231

Steven W. Brostoff .......     40,000            5.68           10.06        1/21/08            328,231

Paula B. Atkins ..........     25,000            3.55           10.06        1/21/08            205,144

Charles J. Cashion .......     40,000            5.68           10.06        1/21/08            328,231

Fred C. Jensen ...........     25,000            3.55           10.06        1/21/08            205,144

-----------------
(1) Options granted in 1998 vest ratably on a daily basis over a four-year period commencing on the date of grant. The options vest immediately in the event that the Company is subject to a change in control.

(2) The Company granted options representing a total of 667,137 shares of the Company's Common Stock to employees in 1998.

(3) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(4) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(5) The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998: risk free interest rate of 4.733%, expected option life of six years, expected volatility of .84 and a dividend rate of zero. Option valuation using a Black-Scholes-based option-pricing model generates a theoretical value based upon certain factors and assumptions. Therefore, the value which is calculated is not intended to predict future prices of the Company's Common Stock. The actual value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions and continued service with the Company, since options remain exercisable for only a limited period following retirement, death or disability. There can be no assurance that the values reflected in this table or any other value will be achieved.

            AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND OPTION VALUES
                                 AT END OF FISCAL YEAR 1998

                                                                  NUMBER OF                     VALUE OF
                                                                  SECURITIES                   UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                                                 END OF FISCAL                 END OF FISCAL
                              SHARES                                1998(#)                      1998($)(1)
                           ACQUIRED ON        VALUE         -----------------------      -------------------------
                           EXERCISE(#)     REALIZED($)      EXERCISABLE/UNEXERCABLE      EXERCISABLE/UNEXERCISABLE
                           -----------     -----------      -----------------------      -------------------------
Dennis J. Carlo ............ 130,000       $1,242,603        575,313         99,337      $3,731,286      $260,509

Steven P. Richieri ......... 102,150        1,005,044        176,260         59,232       1,017,477       122,912

Steven W. Brostoff .........  50,000          523,695        142,364         58,102         740,243       111,202

Paula B. Atkins ............  75,000          540,411         98,403         36,314         531,166        68,166

Charles J. Cashion .........  67,200          690,733        162,236              0         903,627             0

Fred C. Jensen .............  41,274          417,725        142,309         36,316         852,999        69,317

---------------

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1998, the fiscal year end ($10.875 per share), minus the exercise price.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

OVERVIEW AND PHILOSOPHY

        The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations with respect to the Company's executive compensation policies and practices, including the establishment of the annual total compensation for the chief executive officer ("CEO") and all executive officers. The Committee has available to it an outside compensation consultant and access to independent compensation data. The consultant provides input to assure compensation is consistent with market conditions.

        The Company has a history of using a traditional total compensation program that consists of cash and equity-based compensation. The Committee has developed a compensation policy which allows the Company to attract and retain key employees, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. In developing this policy, the Committee has concluded that it is not appropriate to base a significant percentage of the compensation payable to the executive officers upon traditional financial targets, such as profit levels and return on equity. This is primarily because the Company's products are still in either development or clinical testing phases, and the Company has not yet realized any significant revenues or product sales. The Committee has based its decisions upon the following three principal compensation elements:

        -- Base salary levels which are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflects the individual's performance with the Company over time.

        -- Annual bonuses tied to the achievement of corporate and individual performance objectives and the Company's stock performance.

        -- Long-term stock-based incentive awards intended to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

EXECUTIVE OFFICER COMPENSATION PROGRAM COMPONENTS

        The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash incentive compensation and long-term compensation in the form of stock options. In addition, certain executive officers may also be provided supplemental long-term disability insurance and life insurance.

BASE SALARY

        The Company has established salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market in the biotechnology industry at a similar stage of product development comparable to the Company and at other companies which compete with the Company for executive talent. Base salary levels for 1998 for the Company's executive officers were based on the concept of pay for performance. Extensive salary survey data is available on the industry (for example, the annual "Biotechnology Compensation and Benefits Survey" conducted by Radford Associates and other surveys depicting regional compensation information) and is utilized by the Committee in establishing annual base salaries. Generally, the Company sets its competitive salary for an executive officer position at the median level compared to those companies surveyed. The Company then creates a salary range based on this level. The range is designed to place an executive officer above or below the median level of the companies surveyed, according to that officer's overall experience and individual performance, corporate performance and progress in the immediately-preceding year, specific issues which are relevant to the Company and general economic conditions. Overall individual performance is measured against short-term business goals, long-term strategic goals, development of employees and the fostering of teamwork and other Company values. The base salary of the CEO and all other executive officers is reviewed annually.

ANNUAL INCENTIVE COMPENSATION

        Annual cash bonus payments are discretionary. Bonus payments, if any, to executive officers are based on two principal factors: corporate performance as compared to the Company's annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives. For 1998, bonus payments were generally in recognition of the satisfaction of several significant corporate objectives during 1997, including (a) the completion of enrollment of the Company's 2,5000 patient Phase III clinical trial with REMUNE-TM-, an immune-based therapy under development for the treatment of HIV infection, (b) the completion of Phase 2 clinical trials for treatments for rheumatoid arthritis and psoriasis and (c) the continued development of the Company's research programs, including furthering development on treatments for cancer and gene therapy.

        The achievement of corporate goals by executive officers is evaluated by the CEO, the results of which are submitted to the Committee for review and approval. Bonus payments for the CEO are evaluated and approved by the Committee after its review of the CEO's achievement of corporate goals.

        Total base salary and any bonus payments are compared to "total compensation" as reported by the previously noted industry surveys. Such total compensation for the executive officers of the Company is consistent with the averages of such data.

STOCK OPTION PROGRAM

        To conserve its cash resources and to align the interests of the executive officers with the stockholders, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as all other employees. Under the Company's stock option plan, options are granted at the fair market value on the date of grant, generally vest over a four year period and have a term of ten years. Grants are made to all employees annually and are based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants which are generally based on either individual or corporate performance. It is the Committee's intent that the best interests of stockholders and executives will be closely aligned and provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Based on external surveys, mentioned previously, the amount of option grants to each executive officer in 1998 remains competitive to similar positions in the biotechnology industry.

DISCUSSION OF 1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

        Dr. Dennis J. Carlo is the Company's President and Chief Executive Officer. During 1998, Dr. Carlo's base salary of $358,300 was based on individual and corporate performance and was consistent with the updated industry data for base salaries of CEOs at biopharmacuetical companies at a development stage comparable to the Company's. Dr. Carlo's bonus and future salary increases, if any, will be based upon successful completion of corporate goals, including the advancement of clinical trials, the recruitment of business and scientific collaborations and the successful commercial market introduction of products under development. Dr. Carlo's annual compensation is calculated to be commensurate with the average salaries paid by other companies in the biotechnology industry which are within the survey information available.

        In recognition of the satisfaction of several significant corporate objectives during 1997, Dr. Carlo received a stock option grant for 60,000 shares of common stock priced at the fair market value on the date of grant with a four year vesting period.

        Although all objectives for the Company were not met in 1998, and recognizing the Company's share price remained volatile, the Committee believes that Dr. Carlo made a significant contribution in 1998 in establishing a sound base for enhancing stockholder value through his skillful business efforts. The Committee recognizes that the Company's operations resulted in a net loss and expects that losses will continue until one or more of the disease treatments under development is commercialized.

MISCELLANEOUS

        Section 162(m) of the Internal Revenue Code was enacted in 1993 and became effective in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. In 1994, the Board of Director approved the amendment of the Company's 1989 Stock Plan to, among other things, qualify for exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1989 Stock Plan.

        This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        Kevin B. Kimberlin
        William M. Sullivan

                          STOCK PRICE PERFORMANCE GRAPH

        The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for The Nasdaq National Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index")(1) over a five-year period. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                    12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                                    --------  --------  --------  --------  --------  --------
The Immune Response Corporation     $100.00    $58.54    $54.27    $80.49   $108.54   $106.10
Nasdaq Composite                     100.00     97.00    136.23    166.79    203.98    281.69
Nasdaq Pharmaceutical                100.00     75.26    138.04    138.47    142.98    183.02


        Assumes a $100 investment on December 31, 1993 and subsequent reinvestment of dividends in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.


-------------
(1) The Nasdaq Pharmaceutical Index includes all companies on Nasdaq within SIC code 283. A copy of the list of companies which comprise the Nasdaq Pharmaceutical Index may be obtained upon request by contacting The Immune Response Corporation, Investor Relations, 5935 Darwin Court, Carlsbad, California 92008 (760) 431-7080.

                                   PROPOSAL 2

      PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has approved the amendment of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock from 40,000,000 to 65,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment.

        As of March 31, 1999, the Company had 24,276,137 shares of Common Stock outstanding. An additional 6,305,349 shares were reserved for future issuance under the Company's stock plans, of which 3,509,589 shares were covered by outstanding options and 2,795,760 shares were available for future grant or purchase (including 2,500,000 shares subject to stockholder approval pursuant to Proposal 3, which is described below).

        The Board of Directors believes that the authorized Common Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of stock dividends). Further, the Board of Directors believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

        The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

        The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

        The text of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

                                   ARTICLE IV

        The total number of shares of all classes of capital stock which the corporation shall have authority to issue is seventy million (70,000,000) of which sixty-five million (65,000,000) shares of the par value of One-Fourth of One Cent ($.0025) each shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of the par value of One-Tenth of One Cent ($.001) each shall be Preferred Stock (the "Preferred Stock").

        The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.


                                   PROPOSAL 3

                      APPROVAL OF THE AMENDED AND RESTATED
               1989 STOCK PLAN OF THE IMMUNE RESPONSE CORPORATION

        The 1989 Stock Plan of The Immune Response Corporation was adopted by the Company's Board of Directors in September 1989 and subsequently approved by its stockholders. On March 10, 1999, the Board of Directors amended and restated the 1989 Stock Plan of The Immune Response Corporation (as amended and restated, the "1989 Stock Plan"), to reserve an additional 2,500,000 shares for issuance under the plan, subject to approval by the Company's stockholders at the Annual Meeting. The amendment and restatement of the 1989 Stock Plan, as proposed, will be effective as of January 4, 1999, if the amendment described below is approved by the stockholders.


                              SUMMARY OF AMENDMENT

        The amendment to the 1989 Stock Plan approved by the Board of Directors and submitted for stockholder approval is to increase the number of shares of Common Stock reserved for issuance under the 1989 Stock Plan by 2,500,000 shares.


               DESCRIPTION OF AMENDED AND RESTATED 1989 STOCK PLAN

PURPOSE

        The purpose of the 1989 Stock Plan is to assist the Company in the recruitment, retention and motivation of employees and independent contractors who are in a position to make material contributions to the Company's progress. The 1989 Stock Plan offers a significant incentive to the employees (including officers and directors who are also employees) and independent contractors (who are not directors) of the Company by enabling such employees and contractors to acquire the Company's Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

ADMINISTRATION

        The 1989 Stock Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Option Committee") composed of two or more disinterested members of the Board of Directors. Subject to the limitations set forth in the 1989 Stock Plan, the Option Committee has the authority to determine to whom options will be granted and shares will be sold, the number of shares to be offered for sale and options to be granted, the price and other terms and conditions of each sale of shares and the exercise price and terms and conditions of each option and the type of option (ISO or NSO, as described below) to be granted, and to interpret the 1989 Stock Plan and adopt rules thereunder and to make all other decisions relating to the operation of the 1989 Stock Plan. The Employee Stock Option Committee of the Board of Directors, composed of one or more members of the Board of Directors who need not be disinterested, administers the 1989 Stock Plan with respect to employees who are not officers or directors of the Company.

ELIGIBILITY AND SHARES SUBJECT TO THE 1989 STOCK PLAN

        Under the 1989 Stock Plan, 8,000,000 shares of Common Stock have been reserved for issuance (including 2,500,000 shares which are subject to stockholder approval at the Annual Meeting) either by direct sale or upon exercise of options granted to employees (including officers and directors who are also employees) and independent contractors of the Company who are not directors. The 1989 Stock Plan provides for the grant of both incentive stock options ("ISO's") intended to qualify as such under section 422 of the Internal Revenue Code, as amended, and nonstatutory stock options ("NSO's"). ISO's may be granted only to employees of the Company. NSO's may be granted, and Common Stock may be sold directly, to employees and independent contractors of the Company who are not directors. The 1989 Stock Plan provides that options granted to any optionee in a single calendar year shall not cover more than 500,000 shares. Such limitation has been added in response to recent changes in federal income tax laws and is designed to qualify income recognized upon exercise of options granted under the 1989 Stock Plan for tax deductibility by the Company. If any options granted under the 1989 Stock Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for the 1989 Stock Plan. If shares issued under the 1989 Stock Plan are forfeited, they also become available for new grants.

        As of March 31, 1999, there were 155 employees and 5 independent contractors eligible to participate in the 1989 Stock Plan. There have been 327,218 options granted to such independent contractors. As of March 31, 1999, options to purchase an aggregate of 3,059,589 shares of Common Stock at an average exercise price of $6.19 per share were outstanding under the 1989 Stock Plan. To date, all stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. As of March 31, 1999, no shares of Common Stock have been issued for direct sale under the 1989 Stock Plan. As of March 31, 1999, a total of 2,645,760 shares of Common Stock are reserved for future option grants or direct sales under the 1989 Stock Plan, (including 2,500,000 shares which are subject to stockholder approval at the Annual Meeting). On March 31, 1999, the closing price for the Company's Common Stock on the Nasdaq National Market was $8.813.

        As of March 31, 1999, the following persons or groups had in total, received options to purchase shares of Common Stock under the 1989 Stock Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Dr. Carlo, 804,650 shares, Dr. Brostoff, 316,116 shares, Mr. Richieri, 339,242 shares, Dr. Jensen, 256,325 shares, Ms. Atkins, 248,454 shares, and Mr. Cashion, 298,261 shares; (ii) all current executive officers of the Company as a group: 1,708,462 shares; and (iii) all employees of the Company, including all current officers who are not executive officers, as a group: 3,318,560 shares. Nonemployee directors are not eligible to receive options under the 1989 Stock Plan.

        The allocation of the additional shares of stock which the stockholders are being asked to approve hereby has not been determined. Pursuant to the terms of the 1989 Stock Plan, the Company's Option Committee or Employee Stock Option Committee, as appropriate, will determine the number of options (and any other awards) to be allocated to employees and independent contractors under the 1989 Stock Plan in the future, and such allocations may only be made in accordance with the provisions of the 1989 Stock Plan as described herein. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company which ultimately is in the interests of the Company's stockholders.
The amendment to increase the number of shares under the 1989 Stock Plan will not result in any new plan benefits to the Company's nonemployee directors.

TERMS OF OPTIONS

        Options granted pursuant to the 1989 Stock Plan will vest at the time or times determined by the Option Committee.

        The maximum term of each option granted under the 1989 Stock Plan is 10 years (5 years in the case of an ISO granted to a 10% stockholder). Stock options granted under the 1989 Stock Plan must be exercised by the optionee during the earlier of the term of such option or within 90 days after termination of the optionee's employment, except that the period may be extended on certain events including death and termination of employment due to disability.

        The exercise price of shares of Common Stock subject to options qualifying as ISO's must not be less than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock on the date of the grant. The exercise price of NSO's granted under the 1989 Stock Plan must not be less than 85% of the fair market value of the Common Stock on the date of grant. Under the 1989 Stock Plan, the exercise price is payable in cash, Common Stock or by full-recourse promissory note. The 1989 Stock Plan also permits an optionee to pay the exercise price of an option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes or by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

TERMS OF SHARES OFFERED FOR SALE

        The terms of any sale of shares of Common Stock under the 1989 Stock Plan will be set forth in a common stock purchase agreement to be entered into between the Company and each purchaser. The terms of the stock purchase agreements entered into under the 1989 Stock Plan need not be identical, and the Option Committee shall determine all terms and conditions of each such agreement, which shall be consistent with the 1989 Stock Plan. The purchase price for shares sold under the 1989 Stock Plan shall not be less than 85% of the fair market value of such shares. The purchase price may be paid, at the Option Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the 1989 Stock Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

        Shares sold under the 1989 Stock Plan will vest upon satisfaction of the conditions specified in the stock purchase agreement. Vesting conditions are determined by the Option Committee and may be based on the recipient's service, individual performance, the Company's performance or such other criteria as the Option Committee may adopt. Shares may be subject to repurchase by the Company at their original purchase price in the event that any applicable vesting conditions are not satisfied. Shares sold under the 1989 Stock Plan may not be resold or otherwise transferred until they have vested, except that certain transfers to a trust may be permitted. Any right to acquire shares under the 1989 Stock Plan (other than an option) will automatically expire if not exercised within 30 days after the grant if such right was communicated by the Option Committee. A holder of shares sold under the 1989 Stock Plan has the same voting, dividend and other rights as the Company's other stockholders.

DURATION, AMENDMENT AND TERMINATION

        The Board of Directors may amend, suspend or terminate the 1989 Stock Plan at any time, except that any such amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1989 Stock Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of ISO's or, if required by Rule 16b-3 (or any successor) under the Securities Exchange Act of 1934, as amended, would materially increase the benefits accruing to participants under the 1989 Stock Plan or would materially modify the requirement as to eligibility for participation in the 1989 Stock Plan, is subject to approval of the Company's stockholders. Stockholder approval is not required for any other amendment of the 1989 Stock Plan. Unless sooner terminated by the Board of Directors, the 1989 Stock Plan will terminate in March 2009, and no further options may be granted or stock sold pursuant to such plan following the termination date.

EFFECT OF CERTAIN CORPORATE EVENTS

        Outstanding employee stock option agreements entered into pursuant to the 1989 Stock Plan provide for the automatic vesting of employee stock options and (in the case of the common stock purchase agreements) the automatic termination of the Company's right of repurchase upon a change of control. Future employee stock option agreements and common stock purchase agreements entered into pursuant to the 1989 Stock Plan will contain similar provisions, unless otherwise determined by the Option Committee.

        For purposes of the 1989 Stock Plan, the term "change in control" means
(1) that a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors (the "Continuing Directors") who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board of Directors with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination, (2) that any person is or becomes the beneficial owner, directly or indirectly, of at least 25% of the combined voting power of the Company's outstanding securities and such ownership has not been approved by a majority of the Continuing Directors who had been directors of the Company 24 months prior to the acquisition or aggregation and who were still in office at the time of such acquisition or aggregation, or (3) that any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's outstanding securities. A change in the relative beneficial ownership under (2) or (3) above by reason of a repurchase by the Company of its own securities will be disregarded.

        In the event of a subdivision of the outstanding Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of the shares, or a similar occurrence, the Option Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1989 Stock Plan, as appropriate.

        In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE 1989 STOCK PLAN

        Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company generally will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the 1989 Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable
ISO holding periods have been satisfied.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.


                                   PROPOSAL 4

                      RATIFICATION OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended December 31, 1999, subject to ratification by the stockholders. Representatives of Arthur Andersen LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.


                              STOCKHOLDER PROPOSALS

        Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 23, 1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

        The Company's bylaws also establish an advance notice procedure with respect to certain stockholder proposals. If a stockholder wishes to have a stockholder proposal considered at the Company's next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at the executive offices of the Company not less than 50 days nor more than 75 days prior to the proposed date of the annual meeting of 2000; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) under the Securities and Exchange Act of 1934, as amended, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. All of the filing requirements were satisfied in 1998, with the exception of Dr. Carlo, who failed to timely file one Form 4 in July 1998. In making this disclosure, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that have been filed with the Commission.

                                  OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                               By order of the Board of Directors.



                               Rand P. Mulford
                               SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

                         THE IMMUNE RESPONSE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING ON MAY 25, 1999

   Dennis J. Carlo and Steven P. Richieri, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of The Immune Response Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5935 Darwin Court, Carlsbad, California on May 25, 1999 at 9:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

   Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS AND FOR ITEMS TWO, THREE AND FOUR.

                  (continued and to be signed on reverse side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTOR AND FOR ITEMS TWO, THREE AND FOUR.

                                                            Please mark your /X/
                                                            votes as indicated
                                                            in this example

1.      ELECTION OF DIRECTORS


        Nominees:     James B. Glavin
                      Philip M. Young


                FOR                     WITHHOLD
          all nominees listed          AUTHORITY
           below (except as          to vote for all
      marked to the contrary)      nominees listed below



(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



2. To approve the amendment and restatement of the Company's Restated Certificate of
   Incorporation:

3. To approve the amendment and restatement of         FOR  AGAINST  ABSTAIN
   the 1989 Stock Plan:

4. To ratify the appointment of Arthur Andersen
   LLP as the Company's independent auditors:




                                             PLEASE MARK, SIGN, DATE AND MAIL
                                             THIS PROXY CARD PROMPTLY, USING THE
                                             ENCLOSED ENVELOPE.


Signature(s)                                    Dated:          , 1999

Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                       THE IMMUNE RESPONSE CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     FOR ANNUAL MEETING ON MAY 25, 1999

     Dennis J. Carlo and Steven P. Richieri, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of The Immune Response Corporation (the "Company") the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5935 Darwin Court, Carlsbad, California on May 25, 1999 at 9:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTORS AND FOR ITEMS TWO, THREE AND FOUR.




                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                          - FOLD AND DETACH HERE -

                      THE IMMUNE RESPONSE CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

                                   For        Withhold   For All
                                   All          All      Except
                                   / /          / /        / /

1. Election of Directors
   Nominees: James B. Glavin
             Phillip M. Young

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________

                                              For   Against   Abstain
                                              / /     / /       / /
2. To approve the amendment
   and restatement of the
   Company's Restated
   Certificate of Incorporation:

                                              For   Against   Abstain
                                              / /     / /       / /
3. To approve the amendment
   and restatement of the
   1989 Stock Plan:

                                              For   Against   Abstain
                                              / /     / /       / /
4. To ratify the appointment of
   Arthur Andersen LLP as the
   Company's independent auditors:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTOR AND FOR ITEMS TWO, THREE AND FOUR.

Dated:___________________________, 1999

_______________________________________
           Signature(s)

Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

                            - FOLD AND DETACH HERE -

          PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY,
                           USING THE ENCLOSED ENVELOPE.